UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

TRONOX HOLDINGS PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901	Laporte Road, Stallingborough Grimsby, North East Lincolnshire, DN40 2PR, UK

(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

New Credit Facility

On March 11, 2021, Tronox Finance LLC (the “Borrower”), the Borrower’s indirect parent company, Tronox Holdings plc (the “Company”), and certain of the Company’s subsidiaries, entered into an amendment and restatement of its existing first lien term loan credit facility (the “Existing Term Loan Facility”) pursuant to which, among other things, the Borrower amended and restated the Existing Credit Facility with a new amended and restated first lien credit agreement dated as of September 22, 2017 (as amended through and including March 11, 2021, the “New Credit Facility”) with a syndicate of lenders and HSBC Bank USA, National Association, as administrative agent and collateral agent. The New Credit Facility provides the Borrower with a (a) new seven-year new term loan facility (the “New Term Loans”) in an aggregate initial principal amount of $1,300,000,000, and (b) new five-year cash flow revolving facility (the “New Revolving Facility”) providing initial revolving commitments of $350,000,000 and a sublimit of $125,000,000 for letters of credit.

Subject to certain customary and other exceptions, the obligations of the Borrower under the New Credit Facility are (a) guaranteed on a joint and several basis by the Company and certain of the Company’s restricted subsidiaries, and (b) secured by a first priority lien on substantially all of the Borrower’s and guarantors’ assets, including inventory, receivables and related assets, and equipment, equity interests in subsidiaries, and material real property, in each case subject to certain limitations and principles.

The New Term Loans will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the New Term Loans commencing with the second full fiscal quarter after the effective date of the New Credit Facility.

The final maturity of the New Term Loans will occur on the seventh anniversary of the effective date of the New Credit Facility, and the final maturity of the New Revolving Facility will occur on the fifth anniversary of the effective date of the New Credit Facility.

The New Credit Facility permits amendments thereto whereby individual lenders may extend the maturity date of their outstanding loans upon the Borrower’s request without the consent of any other lender, so long as certain conditions are met.

The New Term Loans shall bear interest, at the Borrower’s option, at either the base rate or an adjusted LIBOR rate, in each case plus an applicable margin.  The applicable margin in respect of the New Term Loans is either 1.50% or 1.25%, for base rate loans, or 2.50% or 2.25%, for adjusted LIBOR rate loans, in each case determined based on, initially the passage of time, and thereafter upon the Company’s first lien net leverage ratio at the applicable time.  The New Revolving Facility shall bear interest, at the Borrower’s option, at either the base rate or adjusted LIBOR rate, in each case plus an applicable margin.  The applicable margin in respect of the New Revolving Facility is either 1.25%, 1.00% or 0.75% for base rate loans, or 2.25%, 2.00% or 1.75%, for adjusted LIBOR Rate Loans, in each case determined based on, initially the passage of time, and thereafter upon the Company’s first lien net leverage ratio at the applicable time. The New Credit Facility requires the Borrower to pay customary agency fees.

The New Credit Facility contains various negative covenants that, subject to certain limitations, thresholds and exceptions, limit the Company and its restricted subsidiaries to (among other restrictions): incur indebtedness; grant liens; pay dividends and make subsidiary and certain other distributions; sell assets; make investments; enter into transactions with affiliates; and make certain modifications to material documents (including organizational documents).

The New Credit Facility also contains customary representations and warranties, affirmative covenants and events of default. If an event of default occurs under the New Credit Facility, then a majority of the lenders through the administrative agent, may (a) declare the New Credit Facility to be immediately due and payable and/or (b) foreclose on the collateral securing the obligations under the New Credit Facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Use of Proceeds of New Credit Facility

In connection with entering into the New Credit Facility referred to above, the Borrower (a) terminated all remaining commitments and repaid all outstanding obligations under its revolving syndicated facility agreement with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and (b) repaid $312,914,062.50 of principal under its Existing Term Loan Facility.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1*
Amended and restated first lien credit agreement dated as of September 22, 2017 (as amended through and including March 11, 2021), with a syndicate of lenders and HSBC Bank USA, National Association, as administrative agent and collateral agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: March 11, 2021	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary